United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 6, 2006

(Date of Report – Date of earliest event reported)

DayStar Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	50508	84-1390053
(State or other jurisdiction of incorporation)	(Commission file Number)	(I.R.S. Employer Identification No.)

13 Corporate Drive Halfmoon, New York	12065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 383-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(c) On June 6, 2006, DayStar Technologies, Inc. (“DayStar”) received a Letter of Reprimand (the “Letter”) from the Listing Qualifications Department of The NASDAQ Stock Market (the “Listing Qualifications Department”). The Letter indicates that the Listing Qualifications Department has determined that DayStar inadvertently failed to comply with NASDAQ Marketplace Rules 4350(c)(3)(A) and 4350(c)(4)(A) by virtue of its appointment of Dr. John Tuttle, DayStar’s Chairman, President and Chief Executive Officer, to DayStar’s Compensation Committee and Nominating and Governance Committee. It also noted that it was unclear whether DayStar had maintained compliance with Marketplace Rule 4350(d)(2) by virtue of Dr. Tuttle’s appointment to DayStar’s Audit Committee. The Listing Qualifications Department concluded that a Letter of Reprimand was the appropriate action to close the matter.

Based on the Listing Qualifications Department’s review of DayStar’s Form 10-KSB, filed on March 17, 2006, it noted that Dr. Tuttle was identified as a member of both the Company’s Compensation and Nominating and Governance Committees. The Listing Qualifications Department subsequently learned that on June 21, 2005, Dr. Tuttle was unanimously appointed by the Board of Directors to all of DayStar’s board committees. In addition, Dr. Tuttle was identified as a member of the Compensation and Nominating and Governance Committees in various minutes of such committees. Dr. Tuttle was never identified as a member of the Audit Committee in its minutes. The Letter noted that Dr. Tuttle had not participated in any deliberations as a member of any committees. The Letter concludes that Dr. Tuttle appeared at the meetings only in his capacity as an Officer of the Corporation, by invitation.

As a result of the Listing Qualifications Department’s review, it determined that DayStar failed to comply with Marketplace Rules 4350(c)(3)(A) and 4350(c)(4)(A), which respectively require that compensation and nominating decisions be made by either a majority of independent directors or by a committee comprised solely of independent directors. The Listing Qualifications Department further noted that it was unclear whether DayStar had maintained compliance with Marketplace Rule 4350(d)(2), which requires, in part, that an issuer’s Audit Committee be composed only of independent directors.

The Listing Qualifications Department noted that, after DayStar was advised of the noncompliance on May 4, 2006, it promptly took action to regain compliance. Dr. Tuttle submitted a letter, evidencing his resignation from all of DayStar’s board committees, effective as of May 12, 2006. Accordingly, DayStar is now in compliance with the above-referenced Marketplace Rules.

The Letter of Reprimand was issued to DayStar in accordance with NASDAQ Marketplace Rule 4801(k)(2). In making its determination to issue the Letter, the Listing Qualifications Department noted that, among other things, (1) DayStar has not demonstrated a pattern of non-compliance, (2) notwithstanding his appointment to DayStar’s board committees, Dr. Tuttle had not appeared to have participated in any deliberations as a member of these committees, (3) the violations were cured in a prompt and effective manner, and (4) the Listing Qualifications Department believed that the Company inadvertently violated the Marketplace Rules.

In accordance with Marketplace Rule 4803(b), DayStar issued a press release on June 9, 2006 to announce that DayStar received the Letter from the Listing Qualifications Department. A copy of this press release is attached as Exhibit 99.1 to this report and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

99.1	Press release dated June 9, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYSTAR TECHNOLOGIES, INC.

/s/ Stephen A. Aanderud
Stephen A. Aanderud Chief Financial Officer

Dated: June 9, 2006